EXHIBIT 3.1

Third Amended and Restated Articles of Incorporation
of
Bridgewater Bancshares, Inc.

(Original Articles of Incorporation filed April 21, 2005;

Amendment to the Articles of Incorporation filed August 31, 2015;

Amended and Restated Articles of Incorporation filed February 28, 2018;

Second Amended and Restated of Articles of Incorporation filed April 24, 2019)

Bridgewater Bancshares, Inc., a Minnesota corporation originally incorporated on April 21, 2005 and organized and existing under Chapter 302A of the Minnesota Business Corporation Act, as amended (the “MBCA”), does hereby certify that the Third Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) set forth below have been duly adopted in accordance with Sections 302A.131 and 302A.135 of the MBCA.

Article I

Name

The name of the corporation is Bridgewater Bancshares, Inc. (the “Corporation”).

Article II

Registered Office

The registered office of the Corporation is located at 4450 Excelsior Blvd., Suite 100, St. Louis Park, Minnesota 55416.

Article III

Capital Stock

(A)The total number of shares the Corporation is authorized to issue shall be 85,000,000, of which (i) 75,000,000 shares shall be common stock, par value $0.01 per share (the “Common Stock”), and (ii) 10,000,000 shares shall be preferred stock, par value $0.01 (the “Preferred Stock”).

(B)The Board of Directors of the Corporation is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for one or more series of Preferred Stock and, with respect to each such series, to fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

Article IV

Purpose

The purpose of the Corporation is to engage in any business purpose or purposes for which corporations may be formed under the MBCA.

Article V

Powers

Subject to any limitations set forth by Minnesota statute or these Articles of Incorporation, the Corporation shall have all the powers necessary or convenient to carry out the purposes for which it is incorporated.

Article VI

Preemptive Rights

No preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the Corporation, except to the extent provided by written agreement with the Corporation.

Article VII

Cumulative Voting

The right to cumulate votes in the election of directors shall not exist with respect to shares of stock of the Corporation.

Article VIII

Annual Meeting of Shareholders

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such date, time and place, if any, as shall be determined solely by the resolution of the Board of Directors in its sole and absolute discretion.

Article IX

Number, Class and Term of Directors

(A)Number of Directors. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors. Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, the total number of directors constituting the entire Board of Directors of the Corporation shall be no fewer than five nor more than fifteen, with the then-authorized number of directors fixed from time to time by the Board of Directors.

(B)Term of Office. Except for the terms of such additional directors, if any, as elected by the holders of any series of Preferred Stock and as provided for or fixed pursuant to the provisions of Article III hereof, until the 2024 annual meeting of shareholders, the Board shall be and is divided into three classes, as nearly equal in number as possible, designated: Class I, Class II and Class III. In case of any increase or decrease, from time to time, in the number of directors, the number of directors in each class shall be apportioned as nearly equal as possible. No decrease in the number of directors shall shorten the term of any incumbent director. Except as otherwise provided in the Articles of Incorporation, beginning with the 2024 annual meeting of shareholders, each director nominee of the Corporation shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders and until such director’s successor shall have been elected and qualified or until such director’s earlier death, resignation or removal; provided, however, no terms in effect prior to the 2024 annual meeting shall be shortened. Accordingly, (i) at the 2024 annual meeting of shareholders, the director nominees standing for election to fill directorships held by directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2025 annual meeting of shareholders, (ii) at the 2025 annual meeting of shareholders, the director nominees standing for election to fill directorships held by directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the 2026 annual meeting of shareholders and (iii) at the 2026 annual meeting of shareholders and each annual meeting of shareholders thereafter, all director nominees shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders.

(C)Removal. Except for such additional directors, if any, as elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article III hereof, any director may be removed from office only for cause and only by the affirmative vote of at least a majority of the total voting power of the outstanding shares of the capital stock of the Corporation entitled to vote in any annual election of directors, voting together as a single class.

(D)Vacancies.  Subject to the rights of the holders of one or more series of Preferred Stock then outstanding as provided for or fixed pursuant to the provisions of Article III, vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and shall not be filled by the shareholders. A director elected to fill a vacancy or a newly created directorship shall hold office for a term expiring at the next succeeding annual meeting of shareholders, subject to the election and qualification of a successor and to such director’s earlier death, resignation or removal.

Article X

Indemnification of Officers and Directors

Subject to the limitations of applicable federal and state banking laws and regulations, the Corporation shall indemnify the present and former officers and directors of the Corporation for such expenses and liabilities, in such manner, under such circumstances and to the fullest extent as required or permitted by the MBCA, as in effect from time to time, or as required or permitted by other provisions of law. Subject to the limitations of applicable federal and state banking laws and regulations, the Board may authorize the purchase and maintenance of insurance and the execution of individual agreements for the purpose of such indemnification, and the Corporation shall advance all reasonable costs and expenses (including attorneys’ fees) incurred in defending any action, suit or proceeding to all persons entitled to indemnification under this Article X, all in the manner, under the circumstances and to the extent permitted by the MBCA, as in effect from time to time. Unless otherwise approved by the Board, the Corporation shall not indemnify any employee of the Corporation who is not otherwise entitled to indemnification pursuant to this Article X.

Article XI

Limitation of Liability

No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this Article XI shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under section 302A.559 or 80A.76 of the Minnesota Statutes, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article XI (including any predecessor provision).  No amendment to or repeal of this Article XI shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Article XII

Director Action Without a Meeting

The Board of Directors of the Corporation may take any action, other than an action requiring shareholder approval, by written action signed, or consented to by authenticated electronic communication, by the number of directors that would be required to take the same action at a meeting of the Board of Directors at which all directors were present.

Article XIII

Control Share Acquisitions

The Corporation shall be subject to the provisions of Section 302A.671 of the MBCA.

Article XIV

Business Combination Act

The Corporation shall be subject to the provisions of Section 302A.673 of the MBCA.

* * * * *

I, the undersigned, certify that I am signing this document as the person whose signature is required, or as agent of the person whose signature would be required who has authorized me to sign this document on such person’s behalf, or in both capacities. I further certify that the information in this document is true and correct and in compliance with the MBCA. I further certify that these Third Amended and Restated Articles of Incorporation have been approved by the shareholders pursuant to the MBCA.  I understand that by signing this document, I am subject to the penalties of perjury as set forth in Minn. Stat. Ann. § 609.48 as if I had signed this document under oath.

These Third Amended and Restated Articles of Incorporation shall be effective on the day they are filed with the Secretary of State.

Date: April 26, 2023

/s/ Jerry Baack
Signature of Authorized Person Jerry Baack
Printed or Typed Name of Authorized Person
President and CEO
Title of Authorized Person